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                                                                  EXHIBIT 10.19
                                                                  -------------


                           INDEPENDENCE BANCORP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    PURPOSE
                                    -------

     In accordance with a Resolution passed on November 18, 1986, Independence Bancorp, Inc. has adopted this Supplemental Executive Retirement Plan to provide eligible participants with a supplemental benefit equal to the difference between the amount of benefit a participant would have received under the Independence Capital Accumulation Plan and the Independence Savings Plan as determined by the Plan formulas without maximum limitations and the amount they have actually received as limited by the maximum contribution limitations set forth in such plans.


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     "CAPITAL ACCUMULATION PLAN" shall mean the Independence Capital Accumulation Plan.

     "CODE" shall mean the Internal Revenue Code of 1954, as amended.

     "COMPENSATION" shall mean earnings for the taxable year ending with or within the Plan Year which are subject to tax under Section 3101(a) of the Code without the dollar limitations of Section 3121(a). Compensation shall not include commissions, nor shall it include non-cash earnings such as insurance, the use of vehicles or stock awards.

     All compensation that is deferred by a Participant through a salary reduction agreement to the Savings Plan, through a Deferral Compensation Agreement under this Supplemental Plan or through any other deferred compensation arrangement between the Employee and the Employer shall be included as compensation under this Plan.

     Any deferred compensation which is taken down by the Employee shall not be counted twice in determining the benefits under this Plan.

     "COMMITTEE" shall mean a group of individuals appointed by the Employer.

     "COMPENSATION LIMIT" shall mean the limit imposed on the amount of includable compensation for the purposes of contribution amount by the Participant and the Employer under Section 401(a) of the code.
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     "DEFERRED COMPENSATION AGREEMENT" shall mean an agreement executed by a
Participant and the Employer by which the Participant indicates the percentage of his Compensation that is to be deferred in conjunction with the Savings Plan and this Supplemental Plan.

     "EFFECTIVE DATE" shall mean January 1, 1986.

     "EMPLOYER" shall mean Independence Bancorp, Inc. and all of its subsidiaries.

     "MAXIMUM ANNUAL ADDITION LIMIT" shall mean the limitations imposed on contributions made by or on behalf of a Participant under Section 415 of the Code.

     "PARTICIPANT" shall mean a Participant in this Supplemental Plan as provided in Article III.

     "PLAN YEAR" shall mean the twelve month period commencing with January 1 of each year and ending with the following December 31.

     "SALARY DEFERRAL LIMIT" shall mean the limit imposed on the amount of salary a Participant may defer as contribution to the Savings Plan under Section 402(h) of the Code.

     "SAVINGS PLAN" shall mean the Independence Savings Plan.

     "SUPPLEMENTAL PLAN" shall mean this Supplemental Executive Retirement Plan as set forth herein.


                                   ARTICLE II
                                    PURPOSE
                                    -------

     2.1 The Employer hereby establishes this Supplemental Plan effective January 1, 1986 to provide the benefits which a Participant would have received under the Capital Accumulation Plan and Savings Plan but for the Maximum Annual Addition Limit, Salary Deferral Limit, and Compensation Limit provided for in the Capital Accumulation Plan and Savings Plan.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.1 An individual is eligible to participate in this Supplemental Plan if the individual's annual Compensation is in excess of $87,500 and is either:

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          a.  A Participant of the Capital Accumulation Plan, as defined in such plan, whose contributions are limited thereunder by reason of either the Maximum Annual Addition Limit, the Salary Deferral Limit or the
     Compensation Limit provided under the Capital Accumulation Plan.

          b.  A Participant of the Savings Plan as defined by such Plan, and

              i. his contributions are limited under the Savings Plan for reasons described in Section 3.1(a) and

              ii. the individual executes a Deferred Compensation agreement, if necessary, prior to the period of service for which the compensation is payable in 1986, or prior to the prior January 1 of each subsequent for such year.

          c. A member of Senior Management designated by the Committee as eligible for immediate participation.


                                   ARTICLE IV
                              CONTRIBUTION AMOUNTS
                              --------------------

     4.1 Participant Contributions - The Participant shall contribute to this Supplemental Plan the excess, if any, of (a) over (b) where:

          a. The percentage of Compensation such Participant elected to defer under the Savings Plan times the definition of Compensation defined under this Supplemental Plan.

          b.  The amount actually deferred into the Savings Plan on his behalf.

     4.2 Participant Contributions to this Supplemental Plan shall be made through a Deferred Compensation Agreement that shall be executed prior to the period of service for which the compensation is payable in 1986, or prior to the prior January 1 of each subsequent for such year.

     4.3 The Employer shall contribute the excess, if any, of (a) over (b) where:

          a. The amount of Employer contributions the Participant would be entitled under the Capital Accumulation Plan and Savings Plan times the definition of Compensation defined under this Supplemental Plan.

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          b. The amount of Employer contribution actually made on behalf of the
     Participant to the Capital Accumulation Plan and Savings Plan.

     4.4 The Committee, at the beginning of each Plan Year, shall establish an investment rate of return. The Employer will credit the Employee's account balance with an amount equal to the investment income that would have been earned had the account balance been invested at the aforementioned rate.


                                   ARTICLE V
                                  WITHDRAWALS
                                  -----------

     5.1 A Participant may withdraw while in the employ of the Employer the vested accrued amounts under Article IV provided that the reason for such withdrawal is hardship, as defined by Section 401(k) of the Code, and approved by the Committee.


                                   ARTICLE VI
                           TIME AND METHOD OF PAYMENT
                           --------------------------

     6.1 Upon the Participant's retirement, death, disability, or separation from employment, accrued vested amounts under Article IV shall be paid to such Participant and/or his spouse or other beneficiary in a single sum or in period payments, at the Participant's discretion.

     In the event the Participant elects to receive periodic payments, this election must be in writing and irrevocable with respect to the length of the period.

     6.2 The payments described in Section 6.1 shall commence no later than 60 days following the valuation date, as defined in the Capital Accumulation Plan and Savings Plan, subsequent to retirement, death, disability, or separation from employment. The contributions defined in Section 4.4 shall be accrued through such valuation date.


                                  ARTICLE VII
                                    VESTING
                                    -------

     7.1 Participant contributions as described in Section 4.1 and the Employer contributions representing the amount of investment income attributable to such contributions as described in Section 4.4 shall be 100% vested at all times.

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     7.2  Employer contributions as described in Section 4.3 and the Employer contributions representing the amount of investment income attributable to such contributions as described in Section 4.4 shall vest according to the schedule under the Savings Plan. In addition, those events that automatically fully vest a Participant's account in the Savings Plan will do likewise in this Supplemental Plan.

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